Exhibit 99.1

KALERA PLC RECEIVES NOTICE OF DELISTING FROM NASDAQ

Orlando, Fla, April 10, 2023 (GLOBE NEWSWIRE) — Kalera Public Limited Company (“Kalera PLC” or the “Company”) (Nasdaq: KAL), a vertical farming company headquartered in Orlando, Florida, today announced that on April 6, 2023, it received a delisting notification from Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that Nasdaq would suspend trading of the Company’s common stock as of the opening of business on April 17, 2023. Nasdaq’s determination was based on the following: (i) Under Listing Rule 5101, the Company is a public shell and that the continued listing of its securities is no longer warranted; and (ii) the Company has not filed its Form 10-K for the fiscal year ended December 31, 2022 with the Securities and Exchange Commission (“SEC”) and NASDAQ, therefore failing to comply with NASDAQ’s Listing Rule 5250(c)(2) for continued listing. In addition, since the Company’s common stock is subject to delisting, the Company’s warrants listed under symbol KALWW no longer qualify for listing under Listing Rule 5560(a). At this time, the Company does not anticipate appealing Nasdaq’s determination.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a NASDAQ delisting determination.

As previously disclosed, on April 4, 2023, Kalera, Inc. (“Kalera”), an indirect wholly owned subsidiary of Kalera PLC, filed a voluntary petition in the United States Bankruptcy Court for the Southern District of Texas seeking relief under Chapter 11 of Title 11 of the United States Code (“Chapter 11”).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which are based on management’s current expectations, estimates and projections. Forward looking statements also include statements regarding the Company’s plans with respect to the Chapter 11 proceedings, Kalera’s plan to continue its operations while it works to complete its proposed reorganization, Kalera’s proposed debtor-in-possession financing, the Company’s plans regarding existing vertical farms and other statements regarding the proposed reorganization, strategy, future operations, performance and prospects. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations expressed in the forward-looking statements, including, without limitation, uncertainties relating to the ability of the Company to resume compliance with SEC reporting obligations and Nasdaq listing rules. These risks, uncertainties and events also include, but are not limited to, the following: Kalera’s ability to obtain timely approval of the bankruptcy court with respect to motions filed in the Chapter 11 proceedings; objections to the DIP financing or other pleadings filed that could protract the Chapter 11 proceedings; the bankruptcy court’s rulings in the Chapter 11 proceedings, including the approvals of the terms and conditions of the debtor-in-possession financing, and the outcome of the Chapter 11 proceedings generally; Kalera’s ability to comply with the restrictions imposed by the terms and conditions of the debtor-in-possession financing, including Kalera’s ability to obtain additional financing and Kalera’s ability to obtain a timely sale of assets or approval of a plan of reorganization; the length of time that Kalera will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 proceedings; Kalera’s ability to continue to operate its business during the pendency of the Chapter 11 proceedings; the Company’s listing and potential delisting from NASDAQ; employee attrition and Kalera’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 proceedings and any additional strategies the Company may employ to address its liquidity and capital resources; the actions and decisions of creditors and other third parties that have an interest in the Chapter 11 proceedings; risks associated with third parties seeking and obtaining authority to terminate or shorten Kalera’s exclusivity period to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; increased legal and other professional costs necessary to execute Kalera’s restructuring; Kalera’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 proceedings; the trading price and volatility of the Company’s common stock; litigation and other risks inherent in a bankruptcy process; and the other factors listed in Kalera PLC’s filings with the SEC. Except as may be required by law, Kalera PLC disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

Contact

Mark Shapiro

Chief Restructuring Office

Email: kalera@bmcgroup.com